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                                                                    EXHIBIT 10.2



                                  July 27, 2001


Morgenthaler Venture Partners V, L.P.

Gentlemen:

Reference is made to that certain Letter Agreement dated May 23, 2001, as amended, (the "Agreement") among Morgenthaler Ventures Partners V, L.P. ("Morgenthaler") and Sheldahl, Inc. (the "Company").

This letter confirms our understanding that the following changes to the Agreement shall be made effective as of July 22, 2001:

A. The phrase "90 days from the Signing Date" set forth in the third sentence of Section 3 shall be replaced by "October 1, 2001."

B. The phrase "during the first 60 days after the Signing Date" referenced in subparagraph (a) of the last sentence of Section 3 shall be replaced with "prior to October 1, 2001" and subparagraph (b) shall be deleted.

C. The phrase "During the first 60 days following the Signing Date" referenced in the first paragraph of Section 4 shall be replaced with "Until October
     1, 2001...."

D. The phrase "if during this 60-day period" referenced in the second paragraph of Section 4 shall be replaced with "if prior to October 1,
     2001...."

E. The last sentence of the second paragraph of Section 4 shall exclude any obligation to reimburse a potential acquiror for its expenses in conducting due diligence with respect to the Materials Business in the event the business is not acquired by such potential acquiror, provided such expense reimbursement shall not exceed $50,000.

F.   The third paragraph of Section 4 of the Agreement shall be deleted.

G.   The phrase "the 90th day after the Signing Date" in the first sentence of
     Section 5 shall be replaced with "October 1, 2001."

H.   The $900,000 amount referenced in Section 5 shall be reduced to $500,000.


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I.   The $300,000 amount referenced in Sections 4, 5 and 8 shall be $350,000, inclusive of amounts paid to Ampersand IV Limited Partnership per the letter among the Company, Morgenthaler and Ampersand dated this date.

J. The phrase "within 90 days of the Signing Date" set forth in Section 8 shall be replaced with "on or before October 1, 2001."

Please indicate your agreement to the terms hereof by signing this letter in the space provided below.



                                        SHELDAHL, INC.


                                        By: /s/ Donald R. Friedman
                                            ------------------------------------
                                                Donald R. Friedman
                                                President and CEO


ACCEPTED AND AGREED:

                                         MORGENTHALER VENTURE PARTNERS V, L.P.


                                         By: /s/ John D. Lutsi
                                             -----------------------------------
                                                 John D. Lutsi
                                         Its:    General Partner


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